                                                                    EXHIBIT 99.1


                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS


INTRODUCTION

         The pro forma financial statements are based upon the historical financial position and results of operations of Williams Energy Partners and Williams Pipe Line Company. The unaudited pro forma data have been prepared to give effect to the fact that both Williams Energy Partners and Williams Pipe Line Company are affiliates of The Williams Companies and are under common control. As a result, the Williams Pipe Line Company assets will be recorded at their historical cost on the financial statements of Williams Energy Partners.

         The acquisition of Williams Pipe Line Company was consummated on April 11, 2002. The unaudited pro forma income statement has been prepared as if the acquisition had occurred on January 1, 2001, and the pro forma balance sheet has been prepared as if the acquisition occurred on December 31, 2001. The acquisition was funded through a short-term loan and the issuance of Class B units to The Williams Companies.

         The pro forma adjustments reflect the effects of asset and liability transfers made from Williams Pipe Line Company prior to its acquisition by Williams Energy Partners. These assets and liabilities were, principally, the Longhorn Partners Pipeline assets, a discontinued refinery site in Augusta, Kansas and the ATLAS 2000 software system. The pro forma adjustments also reflect agreements between Williams Energy Partners and The Williams Companies providing for a $30.0 million annual expenditure ceiling in 2001 on general and administrative expenses and reimbursements for out-of-pocket costs for historical environmental liabilities related to Williams Pipe Line Company.

         The pro forma financial statements have been prepared on the basis that Williams Energy Partners will continue to be treated as a partnership for federal income tax purposes. The unaudited pro forma financial statements should be read in conjunction with and are qualified in their entirety by reference to the notes accompanying such pro forma financial statements and with the historical financial statements and related notes of Williams Pipe Line Company attached as Exhibit 99.2 to this 8-K filing and Williams Energy Partners' current annual report on form 10-K.

         The pro forma financial statements may not be indicative of the results that actually would have occurred or will occur in the future had Williams Energy Partners consummated the acquisition of Williams Pipe Line Company on the dates indicated or issued equity and borrowed additional funds on the dates indicated.

                          WILLIAMS ENERGY PARTNERS L.P.
                          PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 2001
                    (IN THOUSANDS - EXCEPT PER UNIT AMOUNTS)
                                   (UNAUDITED)


                                                             WILLIAMS         WILLIAMS
                                                              ENERGY         PIPE LINE
                                                             PARTNERS         COMPANY
                                                            HISTORICAL       HISTORICAL      ADJUSTMENTS          PRO FORMA
                                                          -------------    -------------    -------------       -------------
Operating revenues ....................................   $      86,054    $     362,545    $      (1,017)(a)   $     402,345
                                                                                                  (48,237)(b)
                                                                                                    3,000 (b)
Costs and expenses:
   Operating expenses .................................          37,314          123,566             (202)(a)         154,068
                                                                                                   (6,610)(c)
   Product purchases ..................................            --             95,268          (39,127)(b)          56,141
   Depreciation and amortization ......................          11,748           24,019           (1,901)(a)          33,866
   General and administrative expenses ................           8,955           38,410           (8,410)(d)          38,955
                                                          -------------    -------------    -------------       -------------
      Total costs and expenses ........................   $      58,017    $     281,263    $     (56,250)      $     283,030
                                                          -------------    -------------    -------------       -------------
Operating profit ......................................   $      28,037    $      81,282    $       9,996       $     119,315
Interest expense ......................................           6,932            7,927           30,520 (e)          37,452
                                                                                                   (7,927)(e)
Interest income .......................................              --           (2,493)           2,493 (a)              --
Minority interest expense .............................             229               --             (229)(f)              --
Other (income) expense ................................          (1,058)             398               --                (660)
                                                          -------------    -------------    -------------       -------------
Income before income taxes ............................   $      21,934    $      75,450    $     (14,861)      $      82,523
Provision for income taxes ............................             187           29,325          (29,325)(g)             187
                                                          -------------    -------------    -------------       -------------
Net income ............................................   $      21,747    $      46,125    $      14,464       $      82,336
                                                          =============    =============    =============       =============

Net income allocated to period January 1
    through February 10, 2001 .........................   $         304                                         $         304
General partner's interest in net income ..............             226 (h)                                              1,887 (h)
                                                          -------------                                         -------------
Limited partners' interest in net income ..............   $      21,217                                         $      80,145
                                                          =============                                         =============

Basic earnings per limited partner unit ...............   $        1.87 (i)                                     $        4.18 (i)
                                                          =============                                         =============

Weighted average number of limited
   partner units outstanding used for
   basic earnings per unit calculation ................          11,359 (i)                                            19,190 (i)
                                                          =============                                         =============

Diluted earnings per limited partner unit .............   $        1.87                                         $        4.17
                                                          =============                                         =============

Weighted average number of limited
   partner units outstanding used for
  diluted earnings per unit calculation ...............          11,370                                                19,201
                                                          =============                                         =============

                          WILLIAMS ENERGY PARTNERS L.P.
                             PRO FORMA BALANCE SHEET
                                DECEMBER 31, 2001
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                            WILLIAMS      WILLIAMS
                                                             ENERGY       PIPE LINE
                                                            PARTNERS       COMPANY      ADJUSTMENTS          PRO FORMA
                                                          ------------   ------------   ------------       ------------
                    ASSETS
Current assets:
  Cash ................................................   $     13,831   $          6   $    700,000 (j)   $     32,439
                                                                                              (7,087)(j)
                                                                                              (3,512)(j)
                                                                                            (670,799)(l)
  Accounts receivable .................................         13,822         15,089        (15,089)(a)         13,822
  Affiliate receivable ................................          2,874          3,512         (3,512)(a)          9,862
                                                                                               6,988 (c)
  Inventories .........................................            275         20,854        (14,210)(b)          6,919
  Deferred taxes ......................................             --          1,690         (1,690)(k)             --
  Other current assets ................................             55          3,058         (1,351)(a)          1,762
                                                          ------------   ------------   ------------       ------------
    Total current assets ..............................         30,857         44,209        (10,262)            64,804
Property, plant and equipment .........................        380,706        957,687        (36,867)(a)      1,301,526
Less: accumulated depreciation ........................         51,326        323,327         (4,198)(a)        370,455
                                                          ------------   ------------   ------------       ------------
Net property, plant and equipment .....................        329,380        634,360        (32,669)           931,071
Equity investments ....................................             --            924           (924)(a)             --
Goodwill ..............................................         22,282             --                            22,282
Other intangibles .....................................          2,639             --                             2,639
Deposits ..............................................             --          2,134                             2,134
Affiliate long-term accounts receivable ...............          4,459         16,837        (16,837)(a)          7,045
                                                                                               2,586 (c)
Long-term accounts receivable .........................          8,704          3,431                            12,135
Other non-current assets ..............................          1,018          3,220          7,087 (j)         11,325
                                                          ------------   ------------   ------------       ------------
    Total assets ......................................   $    399,339   $    705,115   $    (51,019)      $  1,053,435
                                                          ============   ============   ============       ============

            LIABILITIES AND CAPITAL

Current liabilities:
  Accounts payable ....................................   $      5,795   $      6,841   $         --       $     12,636
  Acquisitions payable ................................          8,749             --             --              8,749
  Affiliate payable ...................................          6,681          3,476             --             10,157
  Accrued payroll taxes and benefits ..................            797          3,809             --              4,606
  Accrued taxes other than income .....................          2,314          7,634             --              9,948
  Accrued interest payable ............................            277             --             --                277
  Environmental liabilities ...........................            905          7,745           (757)(a)          7,893
  Deferred revenue ....................................             --          5,103            852 (a)          5,955
  Income taxes payable ................................             --          8,544         (8,544)(k)             --
  Short-term debt .....................................             --             --        700,000 (j)        700,000
  Other current liabilities ...........................          1,136          7,366             --              8,502
                                                          ------------   ------------   ------------       ------------
    Total current liabilities .........................         26,654         50,518        691,551            768,723
Long-term debt ........................................        139,500             --             --            139,500
Long-term affiliate payable ...........................          1,262        138,172        (67,875)(a)          1,262
                                                                                             (14,210)(b)
                                                                                             (56,087)(k)
Other deferred liabilities ............................            284            194             --                478
Deferred taxes ........................................             --        147,029       (147,029)(k)             --
Deferred income .......................................             --            649             --                649
Environmental liabilities .............................          4,479          3,781         (1,195)(a)          7,065
Minority interest .....................................          2,250             --         (2,250)(f)             --
Owners' equity ........................................             --        364,772       (582,909)(l)             --
                                                                                              (1,407)(a)
                                                                                               9,574 (c)
                                                                                             209,970 (k)
Partners' capital:
  Class B limited partner .............................             --             --        304,400 (l)        304,400
  General partner .....................................          2,221             --          6,200 (l)       (390,069)
                                                                                            (398,490)(l)
  Limited  partners ...................................        222,689             --         (3,512)(j)        221,427
                                                                                               2,250 (f)
                                                          ------------   ------------   ------------       ------------
    Total partners' capital ...........................        224,910             --        (89,152)           135,758
                                                          ------------   ------------   ------------       ------------
    Total liabilities and partners' capital ...........   $    399,339   $    705,115   $    (51,019)      $  1,053,435
                                                          ============   ============   ============       ============

                          WILLIAMS ENERGY PARTNERS L.P.
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                DECEMBER 31, 2001
                                   (UNAUDITED)

         The pro forma adjustments have been prepared as if the closing of the acquisition of Williams Pipe Line Company by Williams Energy Partners had taken place on January 1, 2001, in the case of the pro forma statement of income for the year ended December 31, 2001, and on December 31, 2001 in the case of the pro forma balance sheet. The adjustments are based upon currently available information and certain estimates and assumptions, and therefore the actual adjustments will differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information.

(a) Reflects adjustments to revenues, expenses, assets, liabilities and equity associated with the transfers by Williams Pipe Line Company prior to its acquisition by Williams Energy Partners. These included, principally, Longhorn Partners Pipeline, a discontinued refinery site at Augusta, Kansas and the ATLAS 2000 software system.

(b) Reflects an adjustment to eliminate revenues, product purchases and inventories associated with blending services of Williams Pipe Line Company. As part of the Williams Pipe Line Company acquisition, The Williams Companies entered into a supplemental blending services agreement with Williams Energy Partners that provides for $3.0 million per year of revenue for 10 years. There will be no incremental costs to Williams Energy Partners associated with these revenues.

(c) Represents an adjustment for environmental expenses and liabilities that have been indemnified by The Williams Companies. Williams Energy Partners has reflected the environmental liabilities of Williams Pipe Line Company in its balance sheet and has established a receivable due from The Williams Companies, which resulted in a capital contribution to Williams Energy Partners.

(d) Reflects adjustments to general and administrative costs charged to Williams Energy Partners. The omnibus agreement among The Williams Companies, Williams GP LLC and Williams Energy Partners has been amended to limit the amount of general and administrative expenses to be charged to Williams Energy Partners related to Williams Pipe Line Company to $30.0 million for 2001. The actual general and administrative expenses charged will be prorated for the remainder of 2001. The $30.0 million limitation on general and administrative expenses will increase each year by the lesser of 2.5% or the percentage increase in the Consumer Price Index.

(e) Reflects adjustments to properly state interest expense for the $700.0 million of short-term debt borrowed to finance the acquisition of Williams Pipe Line Company at a rate of 4.36%. Also reflects the capital contribution by The Williams Companies related to the forgiveness of Williams Pipe Line Company's affiliate note payable. The pro forma income statement assumes the same 4.36% interest rate for the entire year. If the interest rates vary by 1/8 of a percent, interest expense would change by $0.9 million.

(f) Reflects the elimination of minority interest as a result of the change in Williams Energy Partners' organization structure, completed on February 26, 2002. The organization changes included forming a wholly owned Delaware corporation named Williams GP Inc. and having Williams Energy Partners contribute a 0.001% limited partner interest in Williams OLP, L.P., Williams Energy Partners' operating partnership, to Williams GP Inc. as a capital contribution. The Williams OLP, L.P. partnership agreement was then amended to convert Williams GP Inc.'s limited partner interest to a general partner interest and to convert Williams GP LLC's general partner interest to a limited partner interest. Williams GP LLC then contributed its 1.0101% limited partner interest in Williams OLP, L.P., to Williams Energy Partners in exchange for an additional 1.0% general partner interest in Williams Energy Partners.

(g) Pro forma net income for Williams Pipe Line Company excludes federal and state income taxes as Williams Energy Partners will not be subject to income taxes.

(h) The general partner's allocation of net income is based on its 2.0% interest in Williams Energy Partners plus the additional allocation of income associated with its incentive distribution rights. The pro forma amounts are calculated based on the general partner's 2.0% ownership interest plus an additional 0.3% allocation of income associated with the general partner's incentive distribution rights, assuming Williams Energy Partners' current annual distribution of $2.36 per unit. The amounts of income allocated to the general partner and the limited partners will be different if Williams Energy Partners changes the current cash distribution of $2.36 per unit.

                          WILLIAMS ENERGY PARTNERS L.P.
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                DECEMBER 31, 2001
                                   (UNAUDITED)


(i) Represents the number of common units, Class B units and subordinated units outstanding for the year. The historical computation of net income per limited partner unit was derived from the 5,679,694 common units and 5,679,694 subordinated units that were outstanding during 2001. The pro forma computation of net income per limited partner unit assumes that 5,679,694 common units, 7,830,924 Class B units and 5,679,694 subordinated units were outstanding at all times during the year.

(j) Represents the net cash proceeds of $689.4 million from short-term borrowings of $700.0 million, less debt placement fees of $7.1 million and transaction costs of $3.5 million. The debt placement fees will be fully expensed when the short-term loan is repaid. This nonrecurring expense is not reflected in the pro forma statement of income.

(k) Represents Williams Pipe Line Company's long-term affiliate note payable and net deferred tax assets and liabilities that were retained by The Williams Companies, resulting in a capital contribution to Williams Energy Partners.

(l) Represents the acquisition of Williams Pipe Line Company from The Williams Companies. Upon closing, The Williams Companies contributed all of its $582.9 million in equity in Williams Pipe Line Company to Williams Energy Partners in return for $304.4 million of Class B units and cash of $670.8 million, net of a $6.2 million contribution required to maintain its 2% general partner interest. Additionally, The Williams Companies retained accounts receivables attributable to Williams Pipe Line Company, which equaled $18.5 million at December 31, 2001, but were approximately $15.0 million at closing. The $18.6 million of incremental cash on a pro forma basis (approximately $15.0 million retained at closing of the acquisition due to the change in the accounts receivable balances between December 31, 2001, and the closing date) from the short-term loan will be used for capital requirements. The net equity adjustment of a negative $398.5 million results from recording the assets and liabilities of Williams Pipe Line Company at book value, as required by generally accepted accounting principles, while acquiring Williams Pipe Line Company at market value. Generally accepted accounting principles preclude recording these types of transactions between affiliate companies at market value.